UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2012

PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO		63127
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 314-984-1000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a)    On November 9, 2012, the Board of Directors (the “Board”) of Panera Bread Company (the “Company”), upon the recommendation of the Board's Committee on Nominations and Corporate Governance, elected Diane Hessan as a Class III director, with a term expiring at the Company's 2013 annual meeting of stockholders. In connection with her election to the Board, Ms. Hessan will be compensated as a non-employee director pursuant to the Company's compensation policy for non-employee directors, which is described in the Company's Proxy Statement for the 2012 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 16, 2012.

(b)    Also on November 9, 2012, the Board, upon the recommendation of the Board's Committee on Nominations and Corporate Governance, approved an increase in the cash component of the compensation of the Company's non-employee directors, beginning in the first quarter of fiscal 2013. The Board approved the following increases:

	Current Fees	Fees Commencing in Fiscal 2013
All non-employee directors	$32,000	$50,000
Lead Independent Director	$12,500	$25,000
Chair of the Audit Committee	$10,000	$15,000
Chair of the Compensation and Management Development Committee	$5,000	$10,000
Chair of the Nominations and Corporate Governance Committee	$3,000	$10,000
Audit Committee Members	$0	$5,000

All cash compensation described above is payable in four equal quarterly installments at the beginning of each fiscal quarter. The equity component of the Company's non-employee director compensation remains unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date:	November 14, 2012	By:	/s/ WILLIAM W. MORETON
		Name:	William W. Moreton
		Title:	President and Co-Chief Executive Officer